                                  EXHIBIT 11
                   NUTRAMAX PRODUCTS, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                             Thirteen Weeks    Thirteen Weeks     Forty Weeks      Thirty-Nine
                                                                  Ended             Ended             Ended        Weeks Ended
                                                             --------------    --------------    --------------    -------------
                                                              July 4, 1998      June 28, 1997     July 4, 1998     June 28, 1997
                                                             --------------    --------------    --------------    -------------
                                                                                 (shares data in thousands)
BASIC EARNINGS PER SHARE:
   Net income per common share                                 $     0.04         $    0.16         $    0.29        $    0.54
                                                               ==========         =========         =========        =========

   Weighted average number of shares outstanding                    5,672             4,712             5,646            6,091
                                                               ==========         =========         =========        =========

DILUTED EARNINGS PER SHARE:
   Net income per common share                                 $     0.04         $    0.16         $    0.29        $    0.54
                                                               ==========         =========         =========        =========

   Weighted average shares                                          5,672             4,712             5,646            6,091
   Effect of dilutive securities:
    Stock options                                                      14                91                57               30
    Warrants                                                           27                65                41               31
                                                               ----------         ---------         ---------        ---------
   Adjusted weighted average number of shares
     outstanding                                                    5,713             4,868             5,744            6,152
                                                               ==========         =========         =========        =========
